SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

       Date of Report (Date of earliest event reported): November 7, 2006

                                    AVP, Inc.
                                    ---------
               (Exact name of registrant as specified in charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

            005-79737                                  98-0142664
     ------------------------                ---------------------------------
     (Commission File Number)                (IRS Employer Identification No.)

 6100 Center Drive, Suite 900, Los Angeles, CA            90045
 -----------------------------------------------      --------------
    (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:   (310) 426-8000
                                                      --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors,
           Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

         On November 7, 2006, AVP, Inc. (the "Company") appointed Kathy Vrabeck to serve on the Board of Directors (the "Board") of the Company. Ms. Vrabeck has also been appointed to serve on the Board's Audit Committee. There are no arrangements or understandings between Ms. Vrabeck and any other persons pursuant to which Ms. Vrabeck was selected as a director. There have been no transactions since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $120,000 or one percent of the average of the Company's total assets at year-end for the last three fiscal years and in which Ms. Vrabeck had, or will have, a direct or indirect material interest. The Company's press release announcing Ms. Vrabeck's appointment is filed as Exhibit 99.1 to this Form 8-K.


Item 9.01.  Financial Statements and Exhibits.

          (d)     Exhibits:

                  Exhibit No.       Description
                  -----------       -----------

                  99.1              Press release dated November 13, 2006

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AVP, INC.

                                            By:  /s/ Andrew Reif
                                               ---------------------------------
                                            Name:  Andrew Reif
                                            Title: Chief Operating Officer

Dated:  November 13, 2006